As filed with the Securities and Exchange Commission on February 5, 2024

Registration Number: 333-276538

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prenetics Global Limited
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

Cayman Islands	3826	Not Applicable
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

Unit 701-706, K11 Atelier, 728 King’s Road, Quarry Bay
Hong Kong
+852 2210-9588
(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor, New York, N.Y. 10168
+1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Danny Sheng Wu Yeung
Unit 701-706, K11 Atelier
728 King’s Road, Quarry Bay
Hong Kong
Tel: +852 2110 9588

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Prenetics Global Limited is filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-276538), initially filed on January 17, 2024 (the “Registration Statement”), as an exhibit-only filing solely to file the following consents: (i) the consent of KPMG, the registrant’s independent registered public accounting firm, to the incorporation by reference of their reports with respect to the consolidated financial statements of Prenetics Global Limited, and with respect to the consolidated financial statements of ACT Genomics Holdings Company Limited; and (ii) the consent of DaHui Lawyers, the registrant’s PRC counsel, to the reference to their name.
Accordingly, this Pre-Effective Amendment No. 1 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibits being filed, and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against wilful default, wilful neglect, civil fraud or the consequences of committing a crime. Our Amended Articles provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or wilful default.

We have entered into indemnification agreements with each of our directors. Under these agreements, we have agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being our director.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits

Exhibit No.	Description	Incorporation by reference
		Form	File No.	Exhibit No.	Filing Date
2.1*	Business Combination Agreement, dated as of September 15, 2021, by and among Artisan Acquisition Corp., Prenetics Global Limited, Prenetics Group Limited, AAC Merger Limited, and PGL Merger Limited.	F-4	333-260928	2.1	March 30, 2022
2.2*	Amendment to Business Combination Agreement, dated as of March 30, 2022, by and among Artisan Acquisition Corp., Prenetics Global Limited, Prenetics Group Limited, AAC Merger Limited, and PGL Merger Limited.	F-4	333-260928	2.1	March 30, 2022
3.1	Amended and Restated Memorandum and Articles of Association of Prenetics Global Limited.
4.1*	Specimen ordinary share certificate of Prenetics Global Limited.	F-4	333-260928	4.1	March 30, 2022
5.1	Opinion of Mourant Ozannes, Cayman counsel to the Registrant. as to validity of ordinary shares of Prenetics Global Limited
10.23*	Insighta share sale agreement among Prenetics Global Limited, Lo Yuk Ming Dennis, and Chan Kwan Chee dated 25 June 2023.	F-1	333-265284	10.23	July 6, 2023
10.25	Registration Rights Agreement by and among Lo Yuk Ming Dennis, AC-Tech Investment Limited and Prenetics Global Limited dated July 20, 2023
23.1	Consent of Mourant Ozannes
23.2	Consents of KPMG
23.3	Consent of DaHui Lawyers
24.1	Power of Attorney
107	Calculation of Filing Fee Table

*	Previously filed.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(6)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on February 5, 2024.

Prenetics Global Limited

By: _/s/ Danny Sheng Wu Yeung_____________
                            Name: Danny Sheng Wu Yeung
                            Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE
/s/ Danny Sheng Wu Yeung
Danny Sheng Wu Yeung	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 5, 2024
/s/ Lo Hoi Chun
Lo Hoi Chun	Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2024
*
Cheng Yin Pan	Independent Director	February 5, 2024
*
Cui Zhanfeng	Director	February 5, 2024
*
Ian Ying Woo	Independent Director	February 5, 2024
*
Chiu Wing Kwan Winnie	Independent Director	February 5, 2024

*By	/s/ Danny Sheng Wu Yeung
Danny Sheng Wu Yeung
Attorney-in-fact